UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2025

MASSIMO GROUP
(Exact name of registrant as specified in its charter)

Nevada	001-41994	92-0790263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 W Miller Road Garland, TX	75041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(877) 881-6376

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MAMO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 14, 2025, the audit committee of the board of directors of Massimo Group (the “Company”), after discussion with the management of the Company, concluded that the Company’s previously issued audited consolidated financial statements for the fiscal year ended December 31, 2024 included in the Company’s Form 10-K as filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2025 (the “Form 10-K”) should no longer be relied upon and need to be restated due to the misstatements described below.

During the preparation of the Company’s consolidated interim financial statements for the quarter ended March 31, 2025, the Company’s management identified the following misstatements and adjustments previously not recorded during the audit to the Company’s financial statements for the year ended December 31, 2024 (the “Restatement”):

●

adjustments related to an underestimation of 2024 holiday promotion markdowns taken by a significant client, the correction of which is expected to result in a reduction of approximately $1.9 million in sales and $1.4 million in net income.

The Company intends to correct the errors referenced above in an amendment to the Form 10-K (the “Amended 2024 Annual Report”). All material restatement information will be included in the Amended 2024 Annual Report.

The error described above, and the related Restatement were the result of a material weakness existing in the Company’s internal control over financial reporting related to ineffective controls over information and communication and period end financial disclosure and reporting processes, including not effectively communicating internally between the sales department and the accounting department and externally with the client and lack of effectiveness of controls over accurate accounting and financial reporting and reviewing the underlying financial statement elements.

The management has determined that the Company’s disclosure controls and procedures were not effective as of December 31, 2024 and March 31, 2025. The Company’s remediation plan will be described in more detail in an amended Item 9A which will be included in the Amended 2024 Annual Report.

The Company’s management have discussed with ZH CPA, LLC, the Company’s independent registered public accounting firm, the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 16, 2025	MASSIMO GROUP

	By:	/s/ David Shan
	Name:	David Shan
	Title:	Chief Executive Officer

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